AMENDMENT NO. 1 TO

PROMISSORY NOTE

DATED AUGUST 23, 2011

THIS AMENDMENT NO.1 to the PROMISSORY NOTE, dated August 23, 2011 (“Amendment”), is made and entered into this 31st day of January, 2013, by JOHN C. POWER, an individual (“Power”) and MAGELLAN GOLD CORPORATION, a Nevada corporation (“Magellan”).  Power and Magellan are, collectively, the “Parties”.

WITNESSETH:

WHEREAS, Magellan executed and delivered a certain Promissory Note dated as of August 23, 2011 in the original principal amount of $20,000 payable to Power (“Promissory Note”); and,

WHEREAS, the Parties desire to modify and amend certain provisions of the Promissory Note in the particulars herein below set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties agree as follows:

1.

Section 2 of the Promissory Note is hereby amended, in its entirety, to read as follows:

“2.

Payment/Maturity Date.  The total outstanding principal balance hereof, together with accrued and unpaid interest, shall be due and payable upon 30 days’ written demand.”

2.

This Amendment may not be construed to amend the Promissory Note in any way except as expressly set forth herein.  The execution and delivery of this amendment does not constitute and this amendment may not be construed to constitute a waiver by any party of:

a.

Any breach of the Promissory Note by any party, whether or not such breach is now existing or currently known or unknown to the non-breaching party or parties; or

b.

Any right or remedy arising from or available to a party by reason of a breach of the Promissory Note by any other party or parties.

3.

The Parties hereby confirm that the Promissory Note, as amended by this Amendment, is in full force and effect.  In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Promissory Note, the provisions of this Amendment shall control.

4.

Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Promissory Note.

IN WITNESS WHEREOF, the Parties have signed the Agreement the date and year first above written.

MAGELLAN GOLD CORPORATION

A Nevada corporation

By:

/s/ John C. Power

John C. Power, its President

/s/ John C. Power

JOHN C. POWER, individually